UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2007

US BioEnergy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-3320	20-1811472
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN	55077
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (651) 355-8300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced resignation of the president of US BioEnergy Corporation (the "Company"), on March 14, 2007, Gordon W. Ommen, the Chief Executive Officer of the Company, was appointed president of the Company.

Mr. Ommen, 47, has served as the Chief Executive Officer of the Company since its inception in October 2004 and as Chairman of the Board of Directors of the Company since April 2005. Mr. Ommen also served as President of the Company from its inception to February 2006. Until December 2005, Mr. Ommen served as the President of Capitaline Advisors, LLC, a private equity investment management firm specializing in renewable energy investments and one of the principal shareholders of the Company. Mr. Ommen founded Capitaline Advisors in December 2002. Prior to founding Capitaline Advisors, Mr. Ommen served as President, Chief Executive Officer and Director of Fishback Financial Corporation, a multi-bank holding company located in Brookings, South Dakota, from 1991 to 2003. From 1997 to 2003, Mr. Ommen also served as President and Director of First National Venture Capital, Inc., a venture capital subsidiary of First National Bank, a bank located in Brookings, South Dakota.

Capitaline Advisors, LLC is 100% owned and controlled by Mr. Ommen. Mr. Ommen beneficially owns approximately 21% of the Company's outstanding common stock either individually or through his ownership and control of BirdDog Capital, LLC, Mr. Ommen’s private investment company, and Capitaline Advisors, LLC, which is the manager of Capitaline General Partner, LLC, the general partner of a number of Capitaline investment funds. Steve Myers, one of the Company's former directors, is the President of Capitaline Advisors.

Capitaline Advisors provides the Company with consulting and administrative services and office space in Brookings, South Dakota, pursuant to a services agreement. For the year ended 2006, the Company paid Capitaline Advisors $780,000 for the services and office space provided to the Company under this agreement. Pursuant to this services agreement, certain employees of Capitaline Advisors, including Steve Myers, also provide the Company with consulting services. In addition, the Company pays Capitaline Advisors a monthly fee for travel services, including the use of aircraft owned by Capitaline Advisors, and other miscellaneous expenses. On March 1, 2006, the Company entered into two aircraft lease agreements with Capitaline Advisors pursuant to which the Company pays a monthly fixed fee as well as hourly usage fees for the use of two airplanes owned by Capitaline Advisors. For the year ended 2006, the Company paid Capitaline Advisors $336,000 for these travel services.

On May 23, 2006, the Company terminated a financial advisory services agreement with Capitaline Advisors and paid Capitaline Advisors a termination fee of $4.8 million.

In March 2006, Gordon Ommen and Capitaline Renewable Energy III, LP, one of the funds managed by Capitaline General Partner, LLC, which in turn is managed by Capitaline Advisors, purchased 310,312 and 3,250,000 shares of the Company's common stock, respectively, for a purchase price of approximately $2.5 million and $26.0 million, respectively, in connection with a private placement transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION

/s/ Gregory S. Schlicht
Date:	March 19, 2007	By: Gregory S. Schlicht
Its: Vice President, General Counsel
and Corporate Secretary

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